UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): August 7, 2012

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Orange Avenue, Suite 412 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K
IZEA, Inc.
August 7, 2012

Item 3.02	Unregistered Sales of Equity Securities
See Item 5.02 for disclosure regarding the sale of equity securities, of which the relevant portions are incorporated herein by this reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On August 7, 2012, Brian W. Brady was elected to our Board of Directors.

Brian W. Brady, age 53, is the Founder and CEO of Northwest Broadcasting, Inc., which owns and operates seven television stations including FOX affiliates in four U.S. markets, since 1995. Mr. Brady has also been the President of Eagle Creek Broadcasting, which owns and operates a CBS affiliate in Laredo, Texas, since 2002. Mr. Brady served on the FOX Affiliate Board for nine years, serving as Chairman for four of those years. The FOX Affiliate Board is a representative body of independent stations affiliated with the FOX Network, part of News Corporation. He currently serves on the Boards of the National Association of Broadcasters (NAB) and Syncbak, Inc. Mr. Brady previously served on the Board of Directors of The Ferris Foundation and Saga Communications, a publicly-traded media company.

In consideration of his services as a director, we have agreed to grant to Mr. Brady stock options to purchase 12,500 post-split shares of our common stock at an exercise price of $2.00 per share, vesting in full 12 months after the date of grant and expiring five years after the date of grant, under our 2011 B Equity Incentive Plan. We also agreed to reimburse Mr. Brady for all reasonable expenses in attending board and board committee meetings. Mr. Brady will be entitled to receive the same number of stock options, with an exercise price at then prevailing market prices, for each year he serves as our director.
On August 6, 2012, Mr. Brady made a private investment of $100,000 for the purchase of 41,667 shares of our restricted common stock at $2.40 per share. In accordance with the terms of the stock subscription agreement, if our proposed public offering is priced and sold below $2.40 per share in the next 120 days, we will issue additional shares to him, effectively adjusting the purchase price per share to 10% below the public offering price, with a floor of $.50 per share.
Mr. Brady also received 35,000 shares of our restricted common stock and may receive a $10,000 cash finance fee upon a closing of any equity offering or debt financing by us with net proceeds exceeding $2.0 million. Mr. Brady has not engaged in any other related party transaction with us during the last two fiscal years, and there are no family relationships between Mr. Brady and any of our other executive officers or directors.
A press release issued by us on August 8, 2012 announcing Mr. Brady's election to our Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description
10.1	Stock Subscription Agreement between the Company and Brian W. Brady
99.1	Press Release issued by IZEA, Inc. on August 8, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: August 8, 2012	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer